Exhibit 21.0

                  Subsidiaries of Union Bankshares Corporation

           Subsidiary                          State of Incorporation
           ----------                          ----------------------

           Union Bank & Trust Company                 Virginia
           Northern Neck State Bank                   Virginia
           Rappahannock National Bank                 Federally Chartered
           Union Investment Services, Inc.            Virginia
           Bank of Williamsburg                       Virginia
           Mortgage Capital Investors, Inc.           Virginia